UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2026

Surf Air Mobility Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41759	36-5025592
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12111 S. Crenshaw Blvd.
Hawthorne, California		90250
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 310 365-3675

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SRFM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

On July 24, 2026, Surf Air Mobility Inc. (“we” or the “Company”) held our 2026 annual stockholders’ meeting (the “Annual Meeting”) at which holders of the Company’s common stock as of the close of business on May 26, 2026 (the “Record Date”) were entitled to vote. As of the close of business on the Record Date, there was a total of 100,411,448 shares of the Company’s common stock issued and outstanding.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) On July 24, 2026, we held the Annual Meeting.

(b) At the Annual Meeting, each of our Class C director nominees was elected and the other proposals voted on were approved. The final voting results are set forth below:

1. Elect Tyler Painter and Sudhin Shahani as Class C members of our Board of Directors

Our stockholders elected each of the following as a Class C director of our board of directors, to serve for a three-year term expiring at our annual stockholders’ meeting in 2029, or until his respective successor is duly elected and qualified. The vote tally was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Vote
Tyler Painter	29,406,456	5,076,679	30,047,475
Sudhin Shahani	29,879,175	4,603,960	30,047,475

2. Ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026

Our stockholders voted to ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2026. The vote tally was as follows:

Votes For	Votes Against	Abstentions
59,170,909	1,348,886	4,010,815

3. Approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a reverse stock split ratio ranging from 2:1 to 6:1, inclusive.

Our stockholders voted to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a reverse stock split ratio ranging from 2:1 to 6:1, inclusive. The vote tally was as follows:

Votes For	Votes Against	Abstentions
54,887,798	9,453,392	189,420

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 24, 2026, the Company received a notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) indicating the Company is not in compliance with Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Company’s common stock was less than $1.00 over a consecutive 30 trading-day period. The Notice has no immediate effect on the listing of the Company’s common stock.

Section 802.01C also requires the Company to notify the NYSE, within 10 business days of receipt of the Notice, of its intent to cure this deficiency. The Company intends to notify the NYSE of its intent to regain compliance with the requirements of Section 802.01C. The Company can regain compliance at any time within the six-month period following receipt of the Notice if on the last trading day of any calendar month during the cure period (or the last trading day of the cure period) the Company has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the prior 30 trading-day period. The Notice is not expected to affect the Company’s business operations or its reporting obligations with the Securities and Exchange Commission.

On July 24, 2026, the Company issued a press release regarding receipt of the Notice from the NYSE. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title or Description
99.1	Press Release Issued by the Company dated July 24, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURF AIR MOBILITY INC.

Date:	July 24, 2026	By:	/s/ Deanna White
Name: Deanna White Title: Chief Executive Officer